Exhibit 99.1

FLEET STATUS REPORT AS OF NOVEMBER 12, 2009

Rig Name	Former Name	Rig Type	Location	Status	Client	Dayrate ($US)	Estimated[1]		Comments
							Days	Completion
U.S. CONTRACTED
SEAHAWK 2600	Pride Alaska	250'MC	US GOM	Contracted	GoMex	$40,000	12	24-Nov-2009
SEAHAWK 2601	Pride Kansas	250'MC	US GOM	Contracted	Newfield	$35,000	19	1-Dec-2009
				Contracted	Castex	$35,000	45	16-Jan-2010
				Contracted	Walter Oil & Gas	$35,000	90	17-Apr-2010
SEAHAWK 2602	Pride Missouri	250'MC	US GOM	Contracted	ANKOR	$40,000	2	14-Nov-2009
				Contracted	Arena Offshore	$35,000	90	15-Apr-2010	90-day term + one 60-day option term at $35,000/day work expected to begin 1/15/2010
SEAHAWK 2007	Pride New Mexico	200'MC	US GOM	Contracted	Mariner Energy	$32,000	8	20-Nov-2009
				Contracted	Arena Offshore	$32,000	60	20-Jan-2010	1 well + 2 options at $32,000/day
MEXICO
SEAHAWK 3000	Pride Texas	300'MC	Mexico	Contracted	Pemex	$62,500	50	31-Dec-2009
SEAHAWK 2501	Pride California	250'MS	Mexico	Contracted	Pemex	$83,000	18	2-Dec-2009
SEAHAWK 2505	Pride Oklahoma	250'MS	Mexico	Available					Negotiating follow-on work
U.S. AVAILABLE
SEAHAWK 2504	Pride Michigan	250'MS	US GOM	Available
SEAHAWK 2001	Pride Arkansas	200'MC	US GOM	Available
SEAHAWK 2004	Pride Mississippi	200'MC	US GOM	Available
U.S. COLD STACKED
SEAHAWK 2502	Pride Georgia	250'MS	US GOM	Cold Stacked
SEAHAWK 2500	Pride Arizona	250'MS	US GOM	Cold Stacked
SEAHAWK 2006	Pride Nevada	200'MC	US GOM	Cold Stacked
SEAHAWK 2003	Pride Florida	200'MC	US GOM	Cold Stacked
SEAHAWK 2005	Pride Nebraska	200'MC	US GOM	Cold Stacked
SEAHAWK 2503	Pride Louisiana	250'MS	US GOM	Cold Stacked
SEAHAWK 2008	Pride South Carolina	200'MC	US GOM	Cold Stacked
SEAHAWK 2000	Pride Alabama	200'MC	US GOM	Cold Stacked
SEAHAWK 2002	Pride Colorado	200'MC	US GOM	Cold Stacked
SEAHAWK 800	Pride Utah	80'MC	US GOM	Cold Stacked

Changes from previous Fleet Status Report denoted in bold

[1]	The number of days to complete the program are estimated for U.S. well-to-well contracts and contract extensions in Mexico. The actual number of days contracted may vary from this estimate.